SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(e) or Rule 14a-12

UTEK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

UTEK CORPORATION

202 South Wheeler Street
Plant City, Florida 33563

Dear Stockholder:

      You are cordially invited to attend our Annual Meeting of Stockholders on June 3, 2003, at 9:30 a.m., local time, at the Ramada Inn Plantation House, Plant City, 2011 North Wheeler Street, Plant City, Florida 33563. You will be asked to consider and vote upon proposals to elect seven directors and approve the selection of Ernst & Young LLP as our independent auditors for 2003. We will also review our past performance and answer your questions.

      You may vote by written proxy or by written ballot at the meeting. We look forward to seeing you, and would like to take this opportunity to remind you that your vote is very important.

Sincerely,

CLIFFORD M. GROSS
Chief Executive Officer

Plant City, Florida

May 2, 2003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER BUSINESS
2004 ANNUAL MEETING OF STOCKHOLDERS

UTEK CORPORATION

202 South Wheeler Street
Plant City, Florida 33563
(813) 754-4330

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of UTEK Corporation:

      The 2003 Annual Meeting of Stockholders of UTEK Corporation (the “Company”) will be held at the Ramada Inn Plantation House, Plant City, 2011 North Wheeler Street, Plant City, Florida 33563, on June 3, 2003 at 9:30 a.m., local time, for the following purposes:

1. To elect seven (7) directors of the Company who will serve for one (1) year, or until their successors are elected and qualified;

2. To ratify the selection of Ernst & Young LLP to serve as independent public accountants for the Company for the year ending December 31, 2003; and

3. To transact such other business as may properly come before the meeting.

      You have the right to receive notice of and to vote at the annual meeting if you were a stockholder of record at the close of business on April 28, 2003. Whether or not you expect to be present in person at the annual meeting, please sign the enclosed proxy and return it promptly in the envelope provided. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By Order of the Board of Directors,

CAROLE R. WRIGHT
Corporate Secretary

Plant City, Florida

May 2, 2003

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

UTEK CORPORATION

202 South Wheeler Street
Plant City, Florida 33563

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UTEK Corporation (the “Company” or “UTEK”) for use at the Company’s 2003 Annual Meeting of Stockholders (the “Meeting”) to be held on June 3, 2003 at 9:30 a.m., local time, at the Ramada Inn Plantation House, Plant City, 2011 North Wheeler Street, Plant City, Florida 33563, and at any adjournments thereof. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about May 2, 2003.

      We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the executed proxy card, the shares covered by the proxy card will be voted for the election of the nominees as directors and for the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

      If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator in writing, by submitting a properly executed, later-dated proxy or by voting in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If a broker, bank, or other institution or nominee holds your shares for your account (“Broker Shares”), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

Purpose of Meeting

      At the Meeting, you will be asked to vote on the following proposals:

1. To elect seven (7) directors of the Company who will serve for one (1) year, or until their successors are elected and qualified;

2. To ratify the selection of Ernst & Young LLP to serve as independent public accountants for the Company for the year ending December 31, 2003; and

3. To transact such other business as may properly come before the meeting.

Voting Securities

      You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on April 28, 2003 (the “Record Date”). On April 28, 2003, there were 3,925,672 shares of the Company’s common stock outstanding. Each share of common stock is entitled to one vote.

      If a majority of the shares entitled to vote are present at the Meeting, then a quorum has been reached and the Meeting can commence. A share is present for quorum purposes if it is represented in person or by proxy for any purpose at the Meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal other than the election of directors. Broker non-votes are not counted or deemed to be present or represented for purposes of determining whether stockholder approval of a matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Meeting. If a quorum is not present at the Meeting, or if a quorum is present but there are not enough votes to approve any of the proposals, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

      Each of the seven (7) nominees for election as directors who receives a majority of the affirmative votes cast at the Meeting in person or by proxy in the election of directors will be elected as directors. Stockholders may not cumulate their votes. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Meeting. Votes that are withheld, abstentions and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast, and will have no effect on the election of directors.

      The ratification of the Company’s independent accountants requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting. Therefore, an abstention from voting on the proposal will have the effect of a negative vote with respect to the proposal. Broker non-votes will be treated as not present and not entitled to vote with respect to the proposal and will have no effect on the outcome of the vote on the proposal.

Information Regarding this Solicitation

      The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. The Company has requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

      In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company, (without special compensation therefore). Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised by giving notice of such revocation to the Corporate Secretary of the Company, at the address of the Company. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked.

Security Ownership of Management and Certain Beneficial Owners

      The following table sets forth certain information as of April 28, 2003, with respect to the beneficial ownership of the common stock by (i) each person known to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of executive officer and director and (iii) all of the executive officers and directors as a group.

      The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act of 1940.

	Number of Shares of
	Common Stock		Percentage
Name and Address of Beneficial Owner(1)	Beneficially Owned		Beneficially Owned

Interested Directors:
Clifford M. Gross	2,032,254	(2)	47.3%
Sam Reiber	84,115	(3)	2.0%
Independent Directors:
Stuart Brooks	18,750	(4)	*
Kwabena Gyimah-Brempong	20,250	(5)	*
Arthur Chapnik	18,750	(6)	*
John Micek III	14,250	(7)	*
Keith A. Witter	—		*

	Number of Shares of
	Common Stock	Percentage
Name and Address of Beneficial Owner(1)	Beneficially Owned	Beneficially Owned

Executive Officers:
Carole R. Wright	45,250 (8)	1.1%
All directors and executive officers as a Group	2,300,619	53.5%

*	Less than 1%

(1)	Unless otherwise indicated, the address of each person listed in this table is c/o UTEK Corporation, 202 South Wheeler Street, Plant City, Florida 33563.

(2)	1,947,254 shares of common stock are held by Clifford M. Gross and his wife, Elissa-Beth Gross, jointly by the entireties. 10,700 of those shares are held by Dr. and Mrs. Gross as custodians for their minor children under the Uniform Gifts to Minors Act. Includes 75,000 shares of common stock issuable upon the exercise of options held by Dr. Gross.

(3)	Includes 72,500 shares of common stock issuable upon the exercise of options held by Mr. Reiber; 3,050 shares of common stock held in the name of Linsky & Reiber; 65 shares held by Mr. Reiber as custodian for his minor children under the Uniform Gifts to Minors Act and 500 shares held by the Moses Reiber Trust. Mr. Reiber is a partner of Linsky & Reiber, a law firm in Tampa, Florida, and a co-trustee of the Moses Reiber Trust.

(4)	Includes 6,250 shares of common stock issuable upon the exercise of options held by Dr. Brooks.

(5)	Includes 1,500 shares of common stock held by Dr. Gyimah-Brempong and his wife, jointly and 6,250 shares of common stock issuable upon the exercise of options held by Dr. Gyimah-Brempong.

(6)	Includes 6,250 shares of common stock issuable upon exercise of options held by Mr. Chapnik.

(7)	Includes 6,250 shares of common stock issuable upon exercise of options held by Mr. Micek.

(8)	Includes 14,000 shares of common stock held in the name of Myers & Wright, P.A., an accounting firm of which Ms. Wright is a partner; 31,250 shares of common stock issuable upon the exercise of options held by Ms. Wright.

Dollar Range of Securities Beneficially Owned By Directors

      Set forth below is the dollar range of equity securities beneficially owned by each director and each nominee for election as a director of the Company as of April 28, 2003.

      The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act of 1940.

Dollar Range of Equity Securities
Name of Director	Beneficially Owned (1)(2)(3)

Interested Directors:
Clifford M. Gross	Over $100,000
Sam Reiber	Over $100,000
Independent Directors:
Kwabena Gyimah-Brempong	Over $100,000
Arthur Chapnik	Over $100,000
John J. Micek III	$50,001-$100,000
Stuart M. Brooks	Over $100,000
Keith A. Witter	None

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

(2)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

(3)	The dollar range of equity securities owned by each director in the Company is based on the closing price of $7.01 on April 28, 2003 on the American Stock Exchange.

PROPOSAL 1: ELECTION OF DIRECTORS

      As permitted by the Company’s bylaws, the board of directors has adopted a resolution setting the number of directors at seven (7) unless otherwise designated by the board of directors. Directors are elected for a term of one year expiring at the following annual meeting of stockholders. Directors serve until their successors are elected and qualified.

      The current directors, Clifford M. Gross, Sam Reiber, Stuart M. Brooks, Kwabena Gyimah-Brempong, Arthur Chapnik, John Micek III, and Keith A. Witter have been nominated for election for a one-year term expiring in 2004. For personal reasons, Carl Nisser resigned as a director of the Company on March 17, 2003. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

      A stockholder can vote for or withhold his or her vote from any or all of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy for the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons as are nominated as replacements. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

      The board of directors recommends that you vote for the election of the nominees named in this Proxy Statement.

Information about the Nominees and Executive Officers

      Certain information with respect to each of the seven nominees for election at the Meeting and executive officers is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company.

      In addition, the nominees for election as directors of the Company have been divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act of 1940.

Nominees

Interested Directors

      Clifford M. Gross, Ph.D., age 45, has served as the Company’s Chief Executive Officer and Chairman of the Board of Directors since 1997. Dr. Gross received his Ph.D. from New York University in 1981, and from 1982 to 1984 Dr. Gross served as the Acting Director of the Graduate Program in Ergonomics and Biomechanics at New York University. From 1984 to 1985 Dr. Gross served as the Chairman of the Department of Biomechanics at New York Institute of Technology. In 1985, Dr. Gross founded and served as CEO of the Biomechanics Corp. of America until 1995. From 1996 to 1997 Dr. Gross served as a research professor and Director of the Center for Product Ergonomics at the University of South Florida. Dr. Gross holds 18 patents and has authored numerous publications. Dr. Gross is an interested director because he is the Chief Executive Officer of the Company and owns, controls, or holds, directly or indirectly, more than 5% of the Company’s common stock. Dr. Gross’ father-in-law, Arthur Chapnik, is a director of the Company.

      Sam Reiber, J.D., age 56, has served as Vice President since December 2000 and has served as the Company’s General Counsel since 1997 and as a director since May 1998. Mr. Reiber is a founding partner of Linsky & Reiber, a law firm located in Tampa, Florida. Mr. Reiber has conducted a diversified practice of law in Tampa for over 25 years. He received a Bachelor’s degree in economics from the University of Minnesota in 1969 and a Juris Doctor from the William Mitchell College of Law in 1974. Mr. Reiber is an interested director because he is the Vice President and the General Counsel of the Company.

Independent Directors

      Stuart M. Brooks, M.D., age 67, has served as a director since May 1998 and also serves as the Director of the Company’s Scientific Advisory Board. Since 1986, he has been a Professor of Medicine and Public Health at the University of South Florida. He is also a Director of the NIOSH Educational and Research Center at the University of South Florida.

      Kwabena Gyimah-Brempong, Ph.D., age 53, has served as a director since May 1998. Between May 1998 and December 1998, Dr. Gyimah-Brempong served as the Director of University Partnerships and was responsible for helping the Company build relationships with American universities. Since 1994, Dr. Gyimah-Brempong has been a Professor of Economics at the University of South Florida School of Business. Dr. Gyimah-Brempong recently completed a comprehensive report on how American universities market their technology.

      Arthur Chapnik, age 63, has served as a director since May 1998. Mr. Chapnik is also the President of Harrison McJade & Co., Ltd., an apparel design and marketing company. Mr. Chapnik served as President of Samsung USA’s women’s apparel division from 1988 to 1990. Mr. Chapnik is Dr. Gross’ father-in-law.

      John Micek III, age 50, has served as a director of the Company since June 2001. Since 2000, he has been Managing Director of Silicon Prairie Partners, LP, a venture fund. Since September 1998, Mr. Micek has also served as a member of the Board of Directors and President of JAL Enterprise (formerly Universal Assurors, Inc.), a member company of Universal Group, Inc., a Midwest group of insurance companies. From July 1997 to July 1998, he served as Chief Operating Officer for Protozoa, Inc. in San Francisco, California and from April 1994 to February 1997 he was General Counsel for Enova Systems, Inc. in San Francisco, California. He serves as a director of Armanino Foods of Distinction, Inc. Mr. Micek received a Bachelor of Arts degree in History from the University of Santa Clara in 1974 and a Juris Doctorate from the University of San Francisco School of Law in 1979.

      Keith A. Witter, age 55, has served as a director of the Company since April 2003. Since 1982 Mr. Witter has been the President of FFP Investment Advisors, Inc., a financial services company.

Mr. Witter is an attorney specializing in business, estate, and financial planning. From 1975 to 1980, he served as partner at the Dunlap Law Office in Rochester, Minnesota. From 1973 to 1975 he worked as an accountant after receiving his undergraduate degree at Gustavus Adolphus College in Business Administration and his law degree from the University of Minnesota. Mr. Witter serves as a director of Voice and Wireless Corporation.

Officers Who Are Not Directors

      Carole R. Wright, C.P.A., age 41, has served as Secretary and Treasurer since June 1999, and served as Chief Financial Officer from June 1999 until February 2001. As of March 21, 2003, Ms. Wright began serving as Chief Financial Officer when our former Chief Financial Officer, Michael O. Sullivan, resigned from the Company to pursue other interests. Ms. Wright is also a partner of Myers & Wright, P.A., conducting a diversified accounting practice in Tampa, Florida for over 15 years. She received her Bachelor of Science degree in accounting from the University of Tampa.

      William R. Porter, age 58, was appointed as Chief Technology Transfer Officer on February 25, 2002. From 1983 to 1998, Mr. Porter was an executive with AT&T/Lucent where he was general manager and co-founder of the Intelligent Acoustics Systems Group within Bell Laboratories. From 1998 to 2001, Mr. Porter was Director of Business Development for the Digital Television and Entertainment Business Unit of Sarnoff Corporation. Recently, Mr. Porter was a technology business development consultant for NEC Research Institute where he was responsible for developing strategies to facilitate technology transfers for the Institute. Mr. Porter received a B.S. in Physics from Lamar University and an M.S. in Mathematics from Texas Southern University.

      John D. Emanuel, age 66, has served as Vice President of UTEK since September 2001 and Chairman of PAX Technology Transfer, Ltd., a wholly owned subsidiary of the Company, since 1978. Mr. Emanuel was an honors graduate in Natural Sciences at Cambridge University, England. He served as Chairman of the Institute of International Licensing Practitioners (1985-93) and is a Council Member of the Licensing Executives Society.

      David G. Mooring, age 59, has served as Vice President of UTEK since September 2001 and Director of PAX Technology Transfer, Ltd., a wholly owned subsidiary of the Company, since 1988. Mr. Mooring was an honors graduate in Chemistry, Mechanical and Civil Engineering at Birmingham University. He is a fellow with the Institute of International Licensing Practitioners.

      John Allies, age 41, has served as Vice President of UTEK since September 2001 and Business Development Director of PAX Technology Transfer, Ltd., a wholly owned subsidiary of the Company, since 2000. Prior to joining PAX Technology Transfer, Ltd., Mr. Allies served as the Business Development Manager for Fosroc International from 1995 to 1999. In addition, Mr. Allies is the owner of John Allies Consultancy. Mr. Allies was an honors graduate in Chemistry, Mechanical and Civil Engineering at Birmingham University. He is a fellow with the Institute of International Licensing Practitioners.

Meetings of the Board of Directors and Committees

      The Company’s board of directors has established an audit committee and a compensation committee. During 2002, the board of directors held sixteen board meetings. All directors, with the exception of Stuart Brooks, attended at least 75% of the aggregate number of meetings of the board of directors and applicable committee meetings on which each director served.

      The audit committee annually recommends to the board of directors the appointment of the Company’s independent public accountants, discusses and reviews the scope and fees of the prospective annual audit, reviews the results thereof with the independent public accountants, reviews and approves non-audit services of the independent public accountants, reviews compliance with existing major accounting and financial policies relative to the adequacy of the Company’s internal accounting controls, reviews compliance with federal and state laws relating to accounting practices, and reviews and approves transactions, if any, with affiliated parties.

      The audit committee operates pursuant to a charter approved by the Company’s board of directors. The charter was included as an exhibit to the Company’s proxy statements for the 2001 Annual Meeting of Stockholders. The audit committee charter sets out the responsibilities, authority and duties of the audit committee. The current members of the audit committee are John Micek III, Kwabena Gyimah-Brempong and Keith A. Witter, and such committee members are considered independent under the rules promulgated by the American Stock Exchange. Stuart Brooks stepped down from the audit committee in April 2003. In addition, none of the members of the audit committee are “interested persons” as defined the Investment Company Act of 1940. The audit committee met six times during 2002.

      The compensation committee reviews and approves annual salaries and bonuses for all officers, reviews, approves and recommends to the board of directors the terms and conditions of any employee benefit plans or changes thereto, administers the Company’s stock option plan and carries out the responsibilities required by the rules of the SEC. The members of the compensation committee are Stuart Brooks, Sam Reiber, and Arthur Chapnik. The compensation committee met once during 2002.

Compensation of Directors

      During 2002, non-officer directors received stock option awards under the Company’s 2000 Non-Qualified Stock Option Plan. For a detailed discussion about option grants to non-officer directors, see “Compensation of Executive Officers and Directors — Stock Option Awards.” Effective May 19, 2002, Directors who are members of the audit committee received $500 each in compensation for each audit committee meeting they attended.

Audit Committee Report

      The audit committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements of the Company with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The audit committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of nonaudit services with the auditors’ independence.

      The audit committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The audit committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Audit Committee

John Micek III, Chairman

Stuart Brooks
Kwabena Gyimah-Brempong

Compensation of Executive Officers and Directors

      Compensation Table. The following table sets forth compensation that the Company paid during the year ended December 31, 2002 to all the directors and certain executive officers of the Company (collectively, the “Compensated Persons”) in each capacity in which each Compensated Person served. Certain of the Compensated Persons served as both officers and directors.

      The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act of 1940.

			Pension or
	Aggregate		Retirement
	Compensation	Securities	Benefits Accrued as	Directors Fees
	from the	Underlying	Part of Company	Paid by the
Name and Position	Company(1)(2)	Options(3)	Expenses	Company(5)

Interested Directors:
Clifford M. Gross	$150,000	—	$—	$—
Chairman and Chief Executive Officer
Uwe Reischl(6)	78,083	—	—	—
Former President
Sam Reiber	30,000	—	—	—
Vice President and General Counsel
Independent Directors:
Stuart M. Brooks	2,000	25,000	—	2,000
Director
Kwabena Gyimah-Brempong	2,000	25,000	—	2,000
Director
Arthur Chapnik(7)	13,000	25,000	—	—
Director
John Micek III	2,000	25,000	—	2,000
Director
Executive Officers:
Carole R. Wright	71,500	—	—	—
Treasurer, Controller and Corporate Secretary
William R. Porter	84,615	40,000	—	—
Chief Technology Transfer Officer

(1)	The amounts included herein include salary and bonus.

(2)	There were no perquisites paid by the Company in excess of the lesser of $50,000 or 10% of the Compensated Person’s total salary and bonus for the year.

(3)	See also “Stock Option Awards” discussed below.

(4)	Mr. Sullivan served as the Company’s Chief Financial Officer from April 1, 2002 to March 21, 2003.

(5)	Consists only of fees paid by the Company during 2002 to members of the audit committee for their attendance at meetings of the audit committee. Such fees are also included in the column title “Aggregate Compensation from the Company.”

(6)	Mr. Reischl served as the Company’s President from September 1, 1999 to September 1, 2002.

(7)	In 2002, the Company paid Mr. Chapnik $13,000 for consulting and marketing services.

Stock Option Awards

      The following tables set forth the details relating to option grants in 2002 to Compensated Persons under the Company’s stock option plans, and the potential realizable value of each grant, as prescribed to be calculated by the Commission. See “Stock Option Plans.”

      The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act of 1940.

Option Grants During 2002

					Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities	Percent of			Appreciation Over
	Underlying	Total Options	Exercise		5-Year Term(3)
	Options	Granted in	Price Per	Expiration
Name	Granted(1)	2000(2)	Share	Date	5%	10%

Interested Directors:
Clifford M. Gross	—	—	—	—	—	—
Uwe Reischl(5)	—	—	—	—	—	—
Sam Reiber	—	—	—	—	—	—
Independent Directors:
Stuart Brooks	25,000	8.86%	$7.10	4/15/07	$46,039	$108,365
Arthur Chapnik	25,000	8.86%	$7.10	4/15/07	$46,039	$108,365
John Micek III	25,000	8.86%	$7.10	4/15/07	$46,039	$108,365
Kwabena Gyimah-Brempong	25,000	8.86%	$7.10	4/15/07	$46,039	$108,365
Executive Officers:
Carole R. Wright	—	—	—	—	—	—
William R. Porter	40,000	14.18%	$7.10	2/24/07	$78,463	$173,385
Michael O. Sullivan(4)	40,000	14.18%	$7.10	3/31/07	$78,463	$173,385

(1)	Options granted to officers and directors in 2002 vest equally over three years beginning on the date of grant, with full vesting occurring on the third anniversary of the date of grant.

(2)	In 2002, the Company granted options to purchase a total of 282,034 shares.

(3)	Potential realizable value is calculated on 2002 options granted, and is net of the option exercise price but before any tax liabilities that may be incurred. These amounts represent certain assumed rates of appreciation, as mandated by the SEC. Actual gains, if any, or stock option exercises are dependent on the future performance of the shares, overall market conditions, and the continued employment by the Company of the option holder. The potential realizable value will not necessarily be realized.

(4)	Mr. Sullivan served as the Company’s Chief Financial Officer from April 1, 2002 to March 21, 2003. Upon his resignation from the Company, Mr. Sullivan had exercisable options for 10,000 shares of the Company’s common stock. Mr. Sullivan may exercise these options through June 19, 2003.

(5)	Mr. Reischl served as the Company’s President from September 1, 1999 September 1, 2002. Upon his resignation from the Company, Mr. Reischl had exercisable options for 25,000 shares of the Company’s common stock. Those options expired November 30, 2002.

Option Exercises and Year-End Option Values

      The following table sets forth the details of option exercises by Compensated Persons during 2002 and the values of those unexercised options at December 31, 2002.

      The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act of 1940.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised In-the
	Acquired		Options		Money Options(2)
	Upon	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Interested Directors:
Clifford M. Gross	—	—	75,000	25,000	$—	$—
Sam Reiber	—	—	47,500	22,500	7,500	2,500
Independent Directors:
Stuart Brooks	—	—	6,250	18,750	—	—
Carl Nisser	—	—	12,500	37,500	—	—
Arthur Chapnik	—	—	6,250	18,750	—	—
John Micek III	—	—	6,250	18,750	—	—
Kwabena Gyimah-Brempong	—	—	6,250	18,750	—	—
Executive Officers:
Carole R. Wright	—	—	11,250	3,750	2,813	937
William R. Porter	—	—	10,000	30,000	—	—
Michael O. Sullivan(3)	—	—	10,000	30,000	—	—

(1)	Value realized is calculated as the closing market price on the date of exercise, net of option exercise price, but before any tax liabilities or transaction costs. This is the deemed market value, which may actually be realized only if the shares are sold at that price.

(2)	Value of unexercised options is calculated based on the closing market price of $6.25 on December 31, 2002, net of the option exercise price, but before any tax liabilities or transaction costs. “In-the-Money Options” are options with an exercise price that is less than the market price as of December 31, 2002.

(3)	Mr. Sullivan served as the Company’s Chief Financial Officer from April 1, 2002 to March 21, 2003.

Employment Agreements

      The Company has entered into a five-year employment agreement, effective September 1, 1999, with Clifford M. Gross. Dr. Gross has agreed to serve as the Company’s Chief Executive Officer. Dr. Gross receives an annual base salary of $150,000. In addition to his base salary, Dr. Gross received 100,000 stock options upon the completion of the initial public offering of the Company. Dr. Gross also receives an allowance for an automobile in the amount of approximately $500 per month. Dr. Gross has agreed to devote substantially all of his time and attention to the business and affairs of the Company. The employment agreement contains a covenant not to compete for a one-year period immediately following termination of employment with the Company. In the event of a change of control, Dr. Gross is entitled to receive a bonus equal to twice his annual salary, “grossed-up” to cover any tax liability on such bonus. In addition, all stock options accelerate and become immediately vested. A change of control occurs as defined in the employment agreement when (i) a person or group becomes the beneficial owner of more than 30% of the Company’s outstanding securities; (ii) at any time, the board nominated slate of directors is not elected; (iii) the Company consummates a merger in which it is not the surviving entity or (iv) substantially all of the Company’s assets are sold or the Company’s stockholders approve the dissolution or liquidation of the Company. In the event of a change of control, based upon the past fiscal year’s salary, Dr. Gross would receive a maximum of $450,000.

Key Man Life Insurance

      The Company has obtained a “key man” life insurance policy in the amount of $500,000 on Clifford M. Gross. During 2002, the Company paid $515 in premiums on the policy, which is not considered compensation to Dr. Gross. The Company is the owner and beneficiary of each of the policies.

Stock Option Plans

      The Company has two stock option plans: the UTEK Corporation Stock Option Plan adopted in 1999 (the “1999 Plan”) and the 2000 Non-Qualified Stock Option Plan of UTEK Corporation adopted in 2000 (the “2000 Plan”).

      The purpose of the 1999 Plan is to enable the Company to compete successfully in attracting, motivating and retaining employees with outstanding abilities. The options are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code. The 1999 Plan is administered by the Compensation Committee.

      Under the 1999 Plan, the Company is authorized to issue options to purchase up to 500,000 shares of Company common stock. All officers and other employees who perform significant services for or on behalf of the Company are eligible to participate in the 1999 Plan. The Company may grant both incentive stock options within the meaning of Section 422 of the Code and stock options that do not qualify for incentive treatment under the Code.

      The exercise price of each incentive stock option under the plan will be determined by the Compensation Committee, but will not be less than 100% of the current market value of the common stock on the date of grant (or 110% in the case of an employee who at the time owns more than 10% of the total combined voting power of all classes of capital stock). The non-qualified option exercise price will be determined by the Compensation Committee, but will not be less than 100% of the current market value of the common stock on the date of grant.

      Under the 2000 Plan, the Company is authorized to issue options to purchase up to 250,000 shares of Company common stock. All officers and other employees as well as other persons who perform significant services for or on behalf of the Company are eligible to participate in the 2000 Plan.

      The Company may grant under the 2000 Plan only stock options that do not qualify for incentive treatment under Section 422 of the Code. The exercise price for the 2000 Plan options will be determined by the Compensation Committee, but will not be less than 100% of the current market value of the common stock on the date of grant.

      An incentive stock option shall expire five years from the date of grant. The Compensation Committee may provide in the stock option agreement that the option expires 30 days following the termination of employment for any reason other than death or disability or 12 months following termination of employment by death or disability. In no event shall any option granted be exercised after the expiration date of such option as specified in the applicable option agreement.

      If the outstanding shares of common stock are changed into, or common stock issuable under the plan is exchanged for, cash or a different number or kind of shares of the Company or securities of another corporation through reorganization, merger, recapitalization, stock split, reverse stock split, stock dividend, stock consolidation, stock combination or similar transaction, an appropriate adjustment will be made by the Compensation Committee in the number and kind of shares as to which options may be granted. In the event of such change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Compensation Committee will also make a corresponding adjustment in the number or kind of shares and the exercise price per share allocated to unexercised options or portions thereof, of options which have been granted prior to such change. Any such adjustment, however, will be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share (except for any change in the aggregate price resulting from rounding off of share quantities or prices).

      Any non-officer director that is elected or appointed to the Company’s board of directors after April 16, 2002 will receive options to purchase 25,000 shares of common stock upon his or her election or appointment, with options to purchase 6,250 shares of common stock vested at the time of grant and an option to purchase an additional 6,250 shares of common stock vesting on each anniversary of the grant for three consecutive years.

Certain Transactions

      Sam Reiber, the Company’s General Counsel and a director of the Company, is also a partner with the law firm Linsky & Reiber in Tampa, Florida. Linsky & Reiber has received approximately $12,259 during the past fiscal year for services performed for the Company and holds 6,100 shares of the Company’s common stock.

      Arthur Chapnik, a director of the Company received $13,000 during the past fiscal year for consulting and marketing services. Mr. Chapnik is the beneficial owner of 18,750 shares of the Company’s common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC, the American Stock Exchange and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons, all Section 16(a) filing requirements applicable to such persons were complied with, except Drs. Gross and Gyimah-Brempong, each of whom filed one late report covering one transaction.

PROPOSAL 2: RATIFICATION OF SELECTION OF

INDEPENDENT PUBLIC ACCOUNTANTS

      The disinterested members of the board of directors have selected Ernst & Young LLP as independent public accountants for the Company for the year ending December 31, 2003. This selection is subject to ratification or rejection by the stockholders of the Company. If the stockholders ratify the selection of Ernst & Young LLP as the Company’s accountants, Ernst & Young LLP also will be the independent public accountants for all subsidiaries of the Company.

      Ernst & Young LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. It is expected that a representative of Ernst & Young LLP will be present, will have the opportunity to make a statement if he or she so desires, and will be available to answer questions at the meeting.

Audit Fees

      The aggregate fees for professional services rendered by Ernst & Young LLP in connection with their audit of the Company’s consolidated financial statements and reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for 2002 was approximately $110,500.

Financial Information Systems Design and Implementation Fees

      The aggregate fees billed for financial information systems design and implementation rendered by Ernst & Young LLP for 2002 was approximately $-0-.

All Other Fees

      The aggregate fees for all other services rendered by Ernst & Young LLP for 2002 was approximately $44,475, and included audit related services of approximately $27,425 and non-audit related services of approximately $17,350.

Compatibility

      At its meeting March 11, 2003, the audit committee met and discussed, among other things, the audit and non-audit services provided by the Company’s independent accountants. The audit committee concluded that the non-audit services provided by the Company’s independent accountants were compatible with maintaining the auditor’s independence.

      Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Ernst & Young LLP as the independent public accountants of the Company.

      The board of directors of the Company recommends that you vote to ratify the selection of Ernst & Young LLP as independent public accountants for the Company.

OTHER BUSINESS

      The board of directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Meeting unless certain securities law requirements are met.

2004 ANNUAL MEETING OF STOCKHOLDERS

      The Company expects that the 2004 Annual Meeting of Stockholders will be held in June 2004, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Plant City, Florida, and the Company must receive the proposal no later than December 24, 2003, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

      Rule 14a-4 of the SEC’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year’s annual meeting of stockholders or the date specified by an overriding advance notice provision in the company’s bylaws. The Company’s bylaws do not contain such an advance notice provision. Accordingly, for the Company’s 2004 Annual Meeting of Stockholders, stockholders must submit written notice to the Corporate Secretary on or before March 18, 2004.

      You are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,

CAROLE R. WRIGHT
Corporate Secretary

Plant City, Florida

May 2, 2003

Proxy — UTEK Corporation

Meeting Details

Ramada Inn Plantation House
2011 North Wheeler Street
Plant City, Florida 33563

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS — June 3, 2003

The undersigned hereby appoints Clifford M. Gross and Sam Reiber, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Ramada Inn Plantation House, 2011 North Wheeler Street, Plant City, Florida, 33563, on June 2, 2003, at 9:30 a.m., local time, and at any and all adjournments thereof, as indicated on this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED.

Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a proxy statement.

(Continued and to be signed on reverse side.)

Annual Meeting Proxy Card

A.     Election of Directors
1. To elect the following nominees to serve as directors (except as marked to the contrary) for the Company for a one year term expiring in 2004 or until their successors are elected and qualified.

	For	Withhold		For	Withhold

01 — Stuart M. Brooks	☐	☐	05 — Arthur Chapnik	☐	☐

02 — Clifford M. Gross	☐	☐	06 — Kwabena Gyimah-Brempong	☐	☐

03 — John Micek III	☐	☐	07 — Keith A. Witter	☐	☐

04 — Sam Reiber	☐	☐

B.     Issues
The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain

2. To ratify the selection of Ernst & Young LLP as the Company’s independent accountants.	☐	☐	☐

3. To transact such other business as may properly come before the Meeting.

If any other business is presented at the Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Meeting to another time and/or place for the purpose of soliciting additional proxies.

C.     Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed. Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

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